Exhibit 99.2

NICE PRODUCTS INC.

F-1

NICE PRODUCTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MAY 31, 2020 AND AUGUST 31, 2019 (UNAUDITED)

(In U.S. dollars)

	May 31,	August 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$27,023	$209,679
Prepayments, deposits and other receivables	128,977	116,629
Due from a director	33,322	723
Due from shareholders	34,020	-
Tax recoverable	2,776	-
Total current assets	226,118	327,031

Non-marketable equity securities	-	446,999
Plant and equipment, net	25,442	27,202
Operating lease right-of-use assets, net	131,157	-

TOTAL ASSETS	$382,717	$801,232

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses and other payables	240,424	127,602
Contract liabilities	16,057	14,317
Loans payable, current	2,178,001	871,794
Due to a shareholder	115,079	484,534
Tax payable	-	14,358
Operating lease liability, current	66,570	-
Total current liabilities	2,616,131	1,512,605

Non-current liabilities
Operating lease liability, non-current	64,725	-
	64,725	-

TOTAL LIABILITIES	$2,680,856	$1,512,605

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Issued share capital	3,500,000	3,500,000
Stock subscriptions receivable	(3,500,000)	(3,500,000)
Additional paid-in capital	211,194	197,203
Accumulated other comprehensive (loss) income	(9,145)	15,892
Accumulated deficits	(2,500,188)	(924,468)

TOTAL STOCKHOLDERS’ DEFICIT	$(2,298,139)	$(711,373)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$382,717	$801,232

See accompanying notes to the condensed consolidated financial statements.

F-2

NICE PRODUCTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

FOR THE NINE AND THREE MONTHS ENDED MAY 31, 2020 AND 2019 (UNAUDITED)

(In U.S. dollars)

	Nine months ended May 31,		Three months ended May 31,
	2020	2019	2020	2019

REVENUE	$18,659	$505,971	$11,945	$433,271
Cost of services provided	(306)	(25,396)	(306)	(14)
Sales and marketing expenses	(214,956)	(13,657)	(59,297)	(10,805)
General and administrative	(1,313,540)	(708,626)	(436,655)	(251,788)

(LOSS) PROFIT FROM OPERATIONS	(1,510,143)	(241,708)	(484,313)	170,664

Interest expenses	(99,815)	(9,021)	(43,264)	(3,404)

Other income	34,238	2,360	12,122	976

(LOSS) PROFIT BEFORE INCOME TAX	(1,575,720)	(248,369)	(515,455)	168,236

Income tax expense	-	(26)	-	(26)

NET (LOSS) PROFIT	$(1,575,720)	$(248,395)	$(515,455)	$168,210

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency transaction (loss) gain	(25,037)	4,292	5,959	5,004

COMPREHENSIVE (LOSS) INCOME	$(1,600,757)	$(244,103)	$(509,496)	$173,214

See accompanying notes to the condensed consolidated financial statements.

F-3

NICE PRODUCTS INC.

CONDENSED CONSOLDIATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED MAY 31, 2020 AND 2019

(In U.S. dollars)

	ISSUED SHARE CAPITAL	STOCK SUBSCRIPTIONS RECEIVABLE	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE LOSS	ACCUMULATED DEFICITS	TOTAL STOCKHOLDERS’ DEFICIT

Balance as of September 1, 2019	$3,500,000	$(3,500,000)	$197,203	$15,892	$(924,468)	$(711,373)
Adjustment due to change of investee’s equity (note 1)	-	-	13,991	-	-	13,991
Foreign currency translation adjustment	-	-	-	(25,037)	-	(25,037)
Net loss	-	-	-	-	(1,575,720)	(1,575,720)
Balance as of May 31, 2020	$3,500,000	$(3,500,000)	$211,194	$(9,145)	$(2,500,188)	$(2,298,139)

Balance as of September 1, 2018	$197,203	$-	$-	$(366)	$(181,399)	$15,438
Reclassification arising from reorganization (note 1)	(197,203)	-	197,203	-	-	-
Issuance of shares	3,500,000	(3,500,000)	-	-	-	-
Foreign currency translation adjustment	-	-	-	4,292	-	4,292
Net loss	-	-	-	-	(248,395)	(248,395)
Balance as of May 31, 2019	$3,500,000	$(3,500,000)	$197,203	$3,926	$(429,794)	$(228,665)

F-4

NICE PRODUCTS INC.

CONDENSED CONSOLDIATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MAY 31, 2020 AND 2019

(In U.S. dollars)

	ISSUED SHARE CAPITAL	STOCK SUBSCRIPTIONS RECEIVABLE	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE LOSS	ACCUMULATED DEFICITS	TOTAL STOCKHOLDERS’ DEFICIT

Balance as of March 1, 2020	$3,500,000	$(3,500,000)	$197,203	$(15,104)	$(1,984,734)	$(1,802,635)
Adjustment due to change of investee’s equity	-	-	13,991	-	-	13,991
Foreign currency translation adjustment	-	-	-	5,959	-	5,959
Net loss	-	-	-	-	(515,454)	(515,454)
Balance as of May 31, 2020	$3,500,000	$(3,500,000)	$211,194	$(9,145)	$(2,500,188)	$(2,298,139)

Balance as of March 1, 2019	$197,203	$-	$-	$(1,078)	$(598,004)	$(401,879)
Reclassification arising from reorganization	(197,203)	-	197,203	-	-	-
Issuance of shares	3,500,000	(3,500,000)	-	-	-	-
Foreign currency translation adjustment	-	-	-	5,004	-	5,004
Net loss	-	-	-	-	168,210	168,210
Balance as of May 31, 2019	$3,500,000	$(3,500,000)	$197,203	$3,926	$(429,794)	$(228,665)

See accompanying notes to the condensed consolidated financial statements.

F-5

NICE PRODUCTS INC.

CONDENSED CONSOLDIATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In U.S. dollars)

	For the nine months ended May 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,575,720)	$(248,395)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,867	10,438
Software development income	-	(431,989)
Amortization of operating lease right-of-use assets	76,336	-
Changes in operating assets and liabilities:
Accounts receivable	-	126,810
Prepayments, deposits and other receivables	(7,999)	(47,785)
Tax recoverable	(4,506)	-
Advance to a director	-	(18,438)
Other payables and accrued liabilities	73,012	41,384
Contract liabilities	1,104	6,665
Tax payable	(13,001)	(11,261)
Operating lease liabilities	(76,193)	-

Net cash used in operating activities	(1,515,100)	(572,571)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(9,298)	(2,836)
Loan to a director	(32,993)	-

Net cash used in investing activities	(42,291)	(2,836)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans	1,339,758	194,489
Repayment of loans	(64,179)	(66,823)
Repayment from a director	745	-
Advance from a shareholder	86,159	491,702

Net cash provided by financing activities	1,362,483	619,368

Effect of exchange rate fluctuations on cash and cash equivalents	12,252	327

Net (decrease) increase in cash and cash equivalents	(182,656)	44,288
Cash and cash equivalents, beginning of period	209,679	7,822
CASH AND CASH EQUIVALENTS, END OF PERIOD	$27,023	$52,110

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$-	$26
Cash paid for interest paid	$6,832	$6,407

NON-CASH INVESTING AND FINANCING ACTIVITIES
Software development income payable in the form of common shares of LCHD (Note 2)	$-	$431,989
Settlement of payable to a shareholder in the form of restricted common shares of LCHD owned by the Company (note 5)	461,903	-

See accompanying notes to the condensed consolidated financial statements.

F-6

NICE PRODUCTS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the NINE MONTHS ended MAY 31, 2020 and 2019

(In U.S. dollars)

1. TITLE, ORGANIZATION AND REORGANIZATION

Nice Products Inc. (“Nice Products” or “NPI” or the “Company”) was incorporated in the British Virgin Islands on December 17, 2018.

The Company, through its subsidiaries, mainly engages in the development of ecological-systems applications, integration of big data and promotion of OTT applications.

Company name		Place/date of incorporation	Principal activities

1.	LOC Weibo Co., Ltd. (“LOC”)	Republic of China/September 29, 2017	Development of ecological-systems applications, integration of big data and promotion of OTT applications

2.	Beijing DataComm Cloud Media Technology Co., Ltd. (“BJDC”)	People’s Republic of China /April 16, 2013	Development of ecological-systems applications, integration of big data and promotion of OTT applications

The formation of Nice Products Inc. was completed in December 2018. The share capital of the Company is $3,500,000 divided into 50,000 shares of $70 par value each. On December 17, 2018, the Company issued an aggregate of 50,000 shares to five investors. The Company is owned and controlled by the same control group as LOC and BJDC. On July 19, 2019 and March 1, 2019, the beneficial shareholders of LOC and BJDC exchanged 100% of their shareholding of LOC and BJDC for the shares of the Company (the “Share Exchange”) respectively. The Share Exchange has been accounted for as a common control transaction. Other than its 100% ownership of LOC and BJDC, Nice Products has no significant assets and no other business operations.

These consolidated financial statements have been titled “Nice Products Inc.” because:

1.	Nice Products Inc. is the holding company of LOC and BJDC, and the operations of the Company.

2.	Other than its 100% ownership of LOC and BJDC, Nice Products Inc. has no significant assets and no other business operations.

Nice Products Inc. and its subsidiaries are hereinafter referred to as the “Company”.

Organization and reorganization

LOC was incorporated in Republic of China on September 29, 2017 as a company with limited liability. Upon incorporation, LOC issued 500,000 ordinary shares to five individuals who held the shares on behalf of the shareholders of Nice Products at New Taiwanese dollars (“NT$”) 10 each.

BJDC was incorporated in the People’s Republic of China (the “PRC”) as a company with limited liability on April 16, 2013. Upon incorporation, BJDC issued 200,000 ordinary shares (at $32,350) to an individual. Under a trust agreement, BJDC was set up by an individual on behalf of the shareholders of Nice Products. On April 3 2019, BJDC issued additional 100,000 ordinary shares (at $13,991). On September 30, 2019, the Company fulfilled its capital commitment.

The acquisition of LOC and BJDC by Nice Products has been accounted for as common control transactions in a manner similar to a pooling of interests and there was no recognition of any goodwill or excess of the acquirers’ interest in the net fair value of the acquirees’ identifiable assets, liabilities and contingent liabilities over cost at the time of the common control combinations. Therefore, these transactions were recorded at historical cost with a reclassification of equity from retained profits to additional paid in capital to reflect the deemed value of consideration given in the local jurisdiction and the capital structure of LOC and BJDC.

F-7

On August 17, 2020, Leader Capital Holdings Corp. (“LCHD”) entered into a share purchase agreement (the “Purchase Agreement”) with the Company to acquire all the issued and outstanding shares of the Company. Under the terms of the Purchase Agreement, LCHD agreed to issue 8,415,111 shares of its common stock to the owners of the Company.

On August 21, 2020, LCHD filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) announcing the completion of a business combination between LCHD and NPI in accordance with the terms of the Purchase Agreement. As a result of the transaction, NPI became a wholly-owned subsidiary of LCHD and the shareholders of NPI became the holders of approximately 6.49% of LCHD’s issued and outstanding capital stock on a fully-diluted basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the financial statements of Nice Products Inc. and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation. The Company has adopted August 31 as its fiscal year end.

The interim unaudited condensed consolidated financial information as of May 31, 2020 and August 31, 2019, and for the nine and three months periods ended May 31, 2020 and 2019 have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures, which are normally included in consolidated financial statements prepared in accordance with U.S. GAAP have not been included. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying footnotes of the Company for the year ended August 31, 2019, on the Current Report on Form 8-K of LCHD filed with the SEC on November 16, 2020.

In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these unaudited condensed consolidated financial statements, which are of a normal and recurring nature, have been included. The results reported in the condensed consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year.

Going concern

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

The Company has suffered recurring losses from operations, and records an accumulated deficit and a net working capital deficit of $2,500,188 and $2,390,013, respectively, as of May 31, 2020. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

The Company expects to finance its operations primarily through cash flows from operations, loans from existing directors and shareholders. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, a shareholder has indicated the intent and ability to provide additional financing. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. It has also disrupted the normal operations of many businesses, including the Company’s businesses. This outbreak could decrease spending, adversely affect demand for the Company’s services and harm its business and results of operations. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on its business or results of operations at this time.

These unaudited condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as going concern.

F-8

Use of estimates

The preparation of these unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business slowdowns or shutdowns, depress demand for the Company’s business, and adversely impact its results of operations. The Company expects uncertainties around its key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the COVID-19 pandemic. Its estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in its unaudited condensed consolidated financial statements.

Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its condensed consolidated financial statements.

Basis of consolidation

The unaudited condensed consolidated financial statements of the Company include all of the accounts of the Company and its subsidiaries, LOC and BJDC for all periods presented. All material intercompany transactions and balances have been eliminated in the consolidation.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Software development costs

The Company expenses software development costs, including costs to develop software products or the software component of products to be marketed to external users, before technological feasibility is reached. Technological feasibility is typically reached shortly before the release of such products and as a result, development costs that meet the criteria for capitalization were not material for the periods presented.

The Company capitalizes development costs related to these software applications once the preliminary project stage is complete and it is probable that the project will be completed and the software will be used to perform the function intended.

F-9

Revenue recognition

The Company adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09:

Step 1: Identify the contract
Step 2: Identify the performance obligations
Step 3: Determine the transaction price
Step 4: Allocate the transaction price
Step 5: Recognize revenue

Revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, which may occur at a point in time or over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The Company entered into several agreements with third party customers to assist the customers in the development of their mobile communications software and mobile e-commerce software. LOC also joined forces with LCHD (a company incorporated in Nevada and whose shares are quoted on the OTC Pink Marketplace quotation system maintained by the OTC Markets Group, Inc. under the symbol “LCHD”) in 2019 to launch a Unicorn-class app - FinMaster.

Income from provision of software development service and maintenance service are recognized when the service is performed.

Revenue by recognition over time vs point in time

	Nine months ended May 31,		Three months ended May 31
	2020	2019	2020	2019
Revenue by recognition over time	$18,659	$505,971	$11,945	$433,271
Revenue by recognition at a point in time	-	-	-	-
	$18,659	$505,971	$11,945	$433,271

On September 1, 2018, LOC was appointed by LCHD to develop a mobile application in four stages for a total consideration of NT$20,000,000 ($651,466), payable in the form of common shares of the Company. As of May 31, 2019, the first and second stages of development for the basic functions of the mobile application have been completed, and the Company has issued a total of 908,678 of restricted common shares in aggregate at $0.50 per share for the work completed up to May 31, 2020. The Company has recognized income of $nil and $431,989 (NT$13,333,333) for the nine and three months ended May 31, 2020 and 2019, respectively.

Remaining performance obligations represent contracted revenues that had not yet been recognized, and include deferred revenues; invoices that have been issued to customers but were uncollected and have not been recognized as revenues; and amounts that will be invoiced and recognized as revenues in future periods. As of May 31, 2020, the Company’s remaining performance obligations were $192,862, which it expects to recognize as revenues over the next twelve months and the remainder thereafter.

The Company had not occurred any costs to obtain contracts.

F-10

The Company does not have amounts of contract assets since revenue is recognized as control of goods or services is transferred. The contract liabilities consist of advance payments from customers. The contract liabilities are reported in a net position on a customer-by-customer basis at the end of each reporting period. All contract liabilities are expected to be recognized as revenue within one year and are included in other payables and accrued liabilities in the consolidated balance sheet.

Contract balances

The Company’s contract liabilities consist of receipts in advance for software development. Below is the summary presenting the movement of the Company’s contract liabilities for the nine months ended May 31, 2020:

Receipt in advance

Balance as of September 1, 2019	$14,317
Advances received from customers related to unsatisfied performance obligations	2,425
Revenue recognized from beginning contract liability balance	(1,321)
Exchange difference	636
Balance as of May 31, 2020	$16,057

Cost of services provided

Cost of services provided consists primarily of staff costs that are directly attributable to the Company’s principal operations.

Sales and marketing expenses

Sales and marketing expenses consist primarily of marketing and promotional expenses, salaries and other compensation-related expenses to sales and marketing personnel.   Advertising expenses consist primarily of costs for the promotion of corporate image and product marketing. The Company expenses all advertising costs as incurred and classifies these costs under sales and marketing expenses. For the nine months ended May 31, 2020 and 2019, advertising costs totaled $179,154 and $10,792, respectively. For the three months ended May 31, 2020 and 2019, advertising costs totaled $23,495 and $7,941, respectively.

From September, 2019, customers or users of the Company’s mobile application can obtain points through ways such as frequent sign-ins   to the Company’s mobile application, sharing articles from the application to users’ own social media. The Company believes these points are to encourage user engagement and generate market awareness. As a result, the Company accounts for such points as selling and marketing expenses with a corresponding liability recorded under other current liabilities of its condensed consolidated balance sheets upon the points offering. The Company estimates liabilities under the customer loyalty program based on cost of the merchandise that can be redeemed, and its estimate of probability of redemption. At the time of redemption, the Company records a reduction of inventory and other current liabilities.

Since historical information is limited for the Company to determine any potential points forfeiture and most merchandise can be redeemed without requiring a significant amount of points compared with the amount of points provided to users, the Company has used an estimated forfeiture rate of zero.

For the nine months ended May 31, 2020 and 2019, the total points recorded as selling and marketing expenses were $28,130 and $nil, respectively. For the three months ended May 31, 2020 and 2019, the total points recorded as selling and marketing expenses were $nil.

As of May 31, 2020 and August 31, 2019, liabilities recorded related to unredeemed points were $36,160 and $nil, respectively.

Research and development expenses

Research and development (“R&D”) expenses are primary comprised of charges for R&D and consulting work performed by third parties; salaries and benefits for those employees engaged in research, design and development activities; costs related to design tools; and allocated costs. Costs associated with R&D are expensed as incurred and charged as general and administrative expenses

F-11

For the nine months ended May 31, 2020 and 2019, the total R&D expenses were $306,632 and $241,369, respectively. For the three months ended May 31, 2020 and 2019, the total R&D expenses were $99,817 and $14,413, respectively.

General and administrative expenses

General and administrative expenses consist primarily of salaries, bonuses and benefits for employees involved in general corporate functions, R&D expenses, depreciation and amortization of fixed assets, legal and other professional services fees, rental and other general corporate related expenses.

Leases

The Company determines if an arrangement is a lease or contains a lease at inception. Operating lease liabilities are recognized based on the present value of the remaining lease payments, discounted using the discount rate for the lease at the commencement date. As the rate implicit in the lease is not readily determinable for the operating lease, the Company generally uses an incremental borrowing rate based on information available at the commencement date to determine the present value of future lease payments. Operating lease right-of-use (“ROU assets”) assets represent the Company’s right to control the use of an identified asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are generally recognized based on the amount of the initial measurement of the lease liability. The lease has remaining lease term of approximately four years. Lease expense is recognized on a straight-line basis over the lease term. The Company elected the package of practical expedients permitted under the transition guidance to combine the lease and non-lease components as a single lease component for operating leases associated with the Company’s office space lease, and to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of income on a straight-line basis over the lease term.

The operating lease is included in operating lease right-of-use assets, operating lease liabilities-current and operating lease liabilities-non-current on the Company’s condensed consolidated balance sheets.

Accounts receivable

Accounts receivable are stated at the original amount less an allowance for doubtful receivables, if any, based on a review of all outstanding amounts at period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Expected useful life
Furniture and fixtures	3 years
Office equipment	3 years
Leasehold improvements	3 years

F-12

Impairment of long-lived assets

The Company reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If the assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment has been recorded by the Company for the nine and three months ended May 31, 2020 and 2019.

Equity securities

The Company’s equity securities represent investments in LCHD, which common stock was approved for quotation on the OTC Pink Marketplace quotation system maintained by the OTC Markets Group, Inc. under the symbol “LCHD” on June 27, 2019 and the shares started trading in the OTC market on October 1, 2019.

The equity securities were accounted for as non-marketable securities until October 1, 2019 on the balance sheets and as marketable securities from October 1, 2019.

Prior to October 1, 2019, the Company accounted for the equity securities at cost and only adjusted for other-than-temporary declines in fair value and distributions of earnings. An impairment loss was recognized in the consolidated statements of operations equal to the excess of the investment’s cost over its fair value at the balance sheet date of the reporting period for which the assessment was made. The fair value would then become the new cost basis of investments.

On September 1, 2018, the Company adopted ASU 2016-01 which changed the way it accounts for equity securities. Non-marketable equity securities do not have readily determinable fair value and are accounted for under the measurement alternative method of accounting. These non-marketable investments are measured at cost, less any impairment, plus or minus any changes resulting from observable price changes in orderly transactions for an identical or similar investment of the same issuer. Any cash or stock dividends paid to us on such investments are reported as noninterest income. Marketable equity securities have readily determinable fair value and are accounted at fair value, with changes in fair value recorded through earnings.

Income taxes

Income taxes are determined using an asset and liability method in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company did not have significant unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of and for the nine and three months ended May 31, 2020 and 2019.

The Company conducts its major businesses in Taiwan and the People’s Republic of China (the “PRC”). The Company is subject to tax in these jurisdictions. As a result of its business activities, the Company will file tax returns that are subject to examination by the respective tax authorities.

F-13

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The functional currency and the reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiaries in Taiwan and the PRC maintain their books and record in NT$ and Renminbi (“RMB”), respectively, which are the primary currencies of the economic environment in which the entities operate (the functional currencies).

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of retained earnings.

Translation of amounts from foreign currencies into US$1 has been made at the following exchange rates for the respective periods:

	Nine months ended May 31,
	2020	2019

Period-average NT$ : US$ 1 exchange rate	30.309	30.685
Period-average RMB : US$ 1 exchange rate	7.0393	6.8216

	As of May 31, 2020	As of August 31, 2019
Period-end NT$ : US$ 1 exchange rate	30.010	31.320
Period-end RMB : US$ 1 exchange rate	7.1348	7.1543

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The Company follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices (unadjusted) for identical assets or liabilities in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

F-14

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts and other receivable, accounts and other payables, short-term loans, loans payable and balances with shareholders and directors approximate their fair values because of the short-term nature of these financial instruments or the rate of interest of these instruments approximate the market rate of interest.

The marketable equity securities are accounted at fair value, with changes in fair value recorded through earnings. The fair value of marketable equity securities was determined using the quote price in the active market, with Level 1 inputs.

Stock subscription receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a stock subscription receivable as an asset on the balance sheet. When stock subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10-45-2, the stock subscription receivable is reclassified as a contra account to stockholders’ equity (deficit) on the balance sheet.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company extends credit based on an evaluation of the customer’s financial condition, generally without requiring collateral or other security. In order to minimize the credit risk, the management of the Company has delegated a team responsible for determining credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. Further, the Company reviews the recoverable amount of each individual trade debt at each balance sheet date with the consideration of credit insurance to ensure that adequate impairment losses are made for irrecoverable amounts. In this regard, the management of the Company considers that the Company’s credit risk is significantly reduced.

2 customers accounted for 88% and 11% of the consolidated net revenue of the Company during the nine months ended May 31, 2020. A customer accounted for 92% of the consolidated net revenue of the Company during the three months ended May 31, 2020. A customer accounted for 85% and 99% of the consolidated net revenue of the Company during the nine and three months ended May 31, 2019. There were no other single customers who accounted for 10% or more of the consolidated net revenue of the Company for the three and nine months ended May 31, 2020 and 2019.

No customers accounted for over 10% of the accounts receivable as of May 31, 2020 and August 31, 2019.

Recent accounting pronouncements

Recently Adopted Accounting Standards

On September 1, 2019, the Company adopted ASU 2016-02, Leases, using the modified retrospective method which allows for the application of the transition provisions at the beginning of the period of adoption, rather than at the beginning of the earliest comparative period presented in these unaudited condensed consolidated financial statements. As permitted by the guidance, the Company elected to retain the original lease classification and historical accounting for initial direct costs for leases existing prior to the adoption date and did not reassess contracts entered into prior to the adoption date for the existence of a lease. The Company also did not recognize ROU assets and lease liabilities for short-term leases, which are leases in existence as of the adoption date with an original term of twelve months or less.

As a result of the adoption of the standard, based on the present value of the lease payments for the remaining lease term of the Company’s existing leases, the Company recognized ROU assets of $131,157 and lease liabilities of $131,295, on its unaudited condensed consolidated balance sheet as of May 31, 2020. The assets and liabilities recognized upon application of the transition provisions were primarily associated with existing office leases. There were no finance leases as of May 31, 2020.

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Accounting Pronouncements Issued But Not Yet Adopted

In August 2018, the FASB issued ASU 2018-13 Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds, and modifies certain disclosure requirements for fair value measurements under ASC 820. This ASU is to be applied on a prospective basis for certain modified or new disclosure requirements, and all other amendments in the standard are to be applied on a retrospective basis. The new standard is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. The new standard is effective for the Company on September 1, 2020 and the new standard did not have a material impact on the consolidated financial statements.

In May 2019, the Financial Accounting Standards Board (“FASB”) issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this ASU address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. ASU 2019-05 is effective for “smaller reporting companies” for fiscal year beginning after December 15, 2022. The Company is currently evaluating the impact of this new standard on its condensed consolidated financial statements and related disclosures.

In December 2019, the FASB issued ASU 2019-12: Simplifying the Accounting for Income Taxes (Topic 740), which removes certain exceptions to the general principles in Topic 740 and improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. The Company is evaluating the effect of adopting this new accounting guidance but does not expect adoption will have a material impact on the Company’s unaudited condensed consolidated financial statements and related disclosures.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. The Company continues to evaluate the impact of the guidance and may apply the elections as applicable as changes in the market occur.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares.

For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period.  The Company is currently evaluating the impact that ASU 2020-06 may have on its condensed consolidated financial statements and related disclosures.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated financial position, statements of operations and cash flows.

3. PLANT AND EQUIPMENT, NET

Plant and equipment as of May 31, 2020 and August 31, 2019 is summarized below:

	As of May 31,	As of August 31,
	2020	2019
Furniture and fixtures	$16,445	$15,757
Office equipment	42,932	35,259
Leasehold improvements	2,688	-
Total	62,065	51,016
Less: Accumulated depreciation	(36,623)	(23,814)
Plant and equipment, net	$25,442	$27,202

Depreciation expense, classified as operating expenses, was $11,867 and $10,438 for the nine months ended May 31, 2020 and 2019 respectively. Depreciation expense, classified as operating expenses, was $4,157 and $3,598 for the three months ended May 31, 2020 and 2019 respectively.

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4. LOANS PAYABLE

	As of May 31,	As of August 31,
	2020	2019
Loans from:
Chailease Finance Co., Ltd.	$3,908	$65,852
Leader Capital Holdings Corp.	2,174,093	762,458
Yi-Hsiu Lin	-	43,484
	$2,178,001	$871,794
Less: current portion	(2,178,001)	(871,794)
Loans payable, non-current	$-	$-

In May 2018, LOC entered into loan agreements with a third party – Chailease Finance Co., Ltd. and borrowed from Chailease Finance Co., Ltd. a total amount of $184,337 (NT$5,500,000). The loans are unsecured, bear fixed interest at 6.29% per annum and are repayable in 24 monthly installments through May 2020.  The loans were fully repaid on June 1, 2020.

From April 2019, LOC entered into multiple loan agreements with LCHD and borrowed from LCHD a total amount of $1,487,372 and $579,335 as of May 31, 2020 and August 31, 2019, respectively. The loans are secured by personal guarantees of certain of its shareholders, bear fixed interest at 8% per annum, and are due on various dates through May 2021. Upon the expiration of these loans, LCHD has agreed to extend the terms of the loans for one year. Interest of $69,079 and $6,635 was accrued as of May 31, 2020 and August 31, 2019, respectively.

From May 2019, BJDC entered into multiple short-term loan agreements with LCHD and borrowed from LCHD a total amount of $686,721 and $183,123 as of May 31, 2020 and August 31, 2019, respectively. The loans are secured by personal guarantees of certain of its shareholders, bear interest at 8% per annum, and are due on various dates through May 2020. Upon the expiration of these loans, LCHD has agreed to extend the terms of the loans for one year. Interest of $32,520 and $3,068 was accrued as of May 31, 2020 and August 31, 2019, respectively.

From June 2019, BJDC also entered into one-year loan agreements with Mr. Lin Yi-Hsiu, Chief Executive Officer of LCHD and borrowed $94,255 and $43,484 from him as of February 29, 2020 and August 31, 2019, respectively. On March 1, 2020, BJDC, Mr. Lin Yi-Hsiu and LCHD entered into a tripartite agreement that LCHD repaid all loans to Mr. Lin Yi-Hsiu on behalf of BDJC and got the rights of lender in succession. The loan is secured by personal guarantees of certain of its shareholders, bears interest at 8% per annum, and is due on various dates through February 2021. Interest of $4,676 and $762 was accrued as of May 31, 2020 and August 31, 2019, respectively.

5. RELATED PARTY BALANCES AND TRANSACTIONS

	As of May 31,	As of August 31,
	2020	2019
Loan to Cheng Hung-Pin (a director and a shareholder)	$33,322	$723

Due from shareholders:
Cheng Hung-Pin	8,505	-
Huang Mei-Ying	8,505	-
Lo Shih-Chu	8,505	-
Chen Jun-Yuan	8,505	-
	$34,020	$-

Due to a shareholder:
Tu Yu-Cheng	$(115,079)	$(484,534)

F-17

On March 10, 2020, LOC entered into a loan agreement with Cheng Hung-Pin and loaned him $33,322 (NT$1,000,000). The loan is unsecured, bears interest at a rate of 3% per annum and repayable on demand.

Amounts due from (to) shareholders and directors are unsecured, interest-free with no fixed payment term.

On September 2, 2019, the Company reached an agreement to repay the amount owed to Tu Yu-Cheng of $461,903 in the form of 908,678 restricted common shares of LCHD owned by the Company. As of May 31, 2020, the Company no longer owned any shares of LCHD.

On October 1, 2017, LOC leased an office in Tai Chung, Taiwan from Goodweber Network Holdings Co. which was held by the Company’s director - Cheng Hung-Pin. The monthly rental was $1,257 (NT$38,095). On April 1, 2019, LOC leased the same office from the Company’s shareholder - Tu Yu-Cheng. The monthly rental was $1,485 (NT$45,000) with a term of one year. On April 1, 2020, the Company renewed the lease for an additional one year term. During the nine months ended May 31, 2020 and 2019, the Company paid rental amounts of $13,362 and $8,779 that are included in general and administrative expenses respectively. During the three months ended May 31, 2020 and 2019, the Company paid rental amounts of $4,494 and $3,214 that are included in general and administrative expenses respectively.

During the nine months ended May 31, 2020 and 2019, Tu Yu-Cheng charged the Company a total of $nil and $76,339 respectively for technical support services provided by him. During the three months ended May 31, 2020 and 2019, Tu Yu-Cheng charged the Company a total of $nil and $25,344 respectively for technical support services provided by him.

6. INCOME TAXES

For the period ended May 31, 2020 and 2019, the local (United States) and foreign components of loss before income tax comprised of the following:

	Nine months ended May 31,		Three months ended May 31,
	2020	2019	2020	2019
Tax jurisdictions from:
- Local	$(323)	$(660)	$-	$(660)
- Foreign, representing
Taiwan	(1,100,051)	(190,752)	(374,971)	203,780
PRC	(475,346)	(56,957)	(140,484)	(34,884)
(Loss) Profit before income tax	$(1,575,720)	$(248,369)	$(515,455)	$168,236

British Virgin Islands

The Company is tax exempted in the British Virgin Islands where it was incorporated.

Taiwan

LOC is subject to corporate income tax (“CIT”) in Taiwan. With effect from January 1, 2018, the CIT rate in Taiwan is 20%. However, for profit-seeking entities with less than NT$ 500,000 (approximately $16,000) in taxable income, the CIT rate is 18% in 2018, 19% in 2019, and 20% in 2020 if taxable income exceeds NT$120,000 (approximately $3,900).

BJDC is subject to corporate income tax (“CIT”) at 25% in accordance with the relevant tax laws and regulations of the PRC.

The components of the provision (benefit) for income taxes expenses are:

	Nine months ended May 31,		Three months ended May 31,
	2020	2019	2020	2019
Current	$-	$26	$-	$26
Deferred	-	-	-	-
Total income tax expense	$-	$26	$-	$26

F-18

The reconciliation of income taxes expenses (benefit) computed at the Taiwan statutory tax rate to income tax expense is as follows:

	Nine months ended May 31,		Three months ended May 31
	2020	2019	2020	2019
(Loss) profit before income taxes	$(1,575,720)	$(248,369)	$(515,455)	$168,236
Taiwan statutory income tax rate[1]	20%	19%	20%	19%
Income tax (credit) expense computed at statutory income rate	(315,144)	(47,190)	(103,091)	31,965
Reconciling items:
Non-deductible expenses	70,067	10,244	22,442	3,071
Tax effect of tax exempt entity	65	125	-	125
Effect of Taiwan tax rate change	15,398	2,485	4,795	(1,682)
Rate differential in different tax jurisdictions	(23,767)	(2,848)	(7,024)	(1,744)
Valuation allowance on deferred tax assets	253,381	37,210	82,878	(31,709)
Income tax expense	$-	$26	$-	$26

1 The Taiwan statutory income tax rate was used because the majority of the Company’s operations are based in Taiwan. The tax rate is adopted in accordance with Income Basic Tax Act.

Deferred tax assets and deferred tax liabilities reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purpose and the tax bases used for income tax purpose. The following represents the tax effect of each major type of temporary difference:

	As of May 31,	As of August 31,
	2020	2019
Deferred tax assets:
Net operating loss carry-forwards	$2,265,747	$726,151
Less: valuation allowance	(2,265,747)	(726,151)
	$-	$-

As of May 31, 2020 and August 31, 2019, LOC had net operating loss carry-forwards in Taiwan of $1,549,511 and $485,261, respectively, which will expire in various years through 2025.

As of May 31, 2020 and August 31, 2019, BJDC had net operating loss carry-forwards in the PRC of $716,236 and $240,890, respectively, which will expire in various years through 2027.

Valuation allowance was provided against deferred tax assets in entities where it was determined, it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets which consisted of tax loss carry-forwards and others, which can be carried forward to offset future taxable income. The management determines it is more likely than not that part of deferred tax assets could not be utilized, so allowance was provided as of May 31, 2020 and August 31, 2019. Movement of valuation allowance is as follow:

	As of May 31,	As of August 31,
	2020	2019

Balance at September 1	726,151	-
Additions	$1,539,596	$726,151
Balance at end of the period / year	$2,265,747	$726,151

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7. COMMON STOCK

The share capital balance as of August 31, 2019 and May 31, 2020 represented the issued share capital of the Company.

Neither stock issuance was funded as of August 31, 2019 and May 31, 2020 and therefore are presented in the balance sheet as stock subscriptions receivable.

8. COMMITMENTS AND CONTINGENCIES

Leases

During the nine months ended May 31, 2020 and 2019, the Company entered into agreements with independent third parties and a shareholder to lease office premises in Taiwan and Beijing for the operations of the Company. Rental expense of these leases for the nine months ended May 31, 2020 and 2019 was $87,403 and $40,029, respectively. Rental expense of these leases for the three months ended May 31, 2020 and 2019 was $28,350 and $16,345, respectively.

The components of lease costs, lease term and discount rate with respect of leases with an initial term of more than 12 months are as follows:

Nine months ended
May 31, 2020

Operating lease cost – classified as general and administrative expenses	$68,313
Weighted Average Remaining Lease Term – Operating leases	2.03 years
Weighted Average Discounting Rate– Operating leases	6.23%

The following is a schedule, by years, of maturities of lease liabilities as of May 31, 2020:

Operating leases
2021	$68,477
2022	52,328
2023	13,082
2024	-
2025	-
Thereafter	-
Total undiscounted cash flows	133,887
Less: imputed interest	(2,592)
Present value of lease liabilities	$131,295

As of May 31, 2020, the Company had future minimum lease payments for non-cancelable short-term operating leases of $10,497 payable to a shareholder.

Contingencies

The Labor Contract Law of the People’s Republic of China requires employers to assure the liability of the severance payments if employees are terminated due to restructuring, termination as a result of a mutual agreement or termination as a result of the expiration of a fixed-term labor contract. The Company has estimated its possible severance payments of approximately $111,000 and $40,000 as of May 31, 2020 and August 31, 2019, respectively, which have not been reflected in its consolidated financial statements, because it is more likely than not that this will not be paid or incurred.

F-20

In Taiwan, an employer can terminate an employment contract with notice (or with pay in lieu of notice) and with severance pay only due to stoppage of business or a transfer of ownership, business losses or curtailment of business operations, suspension of operations due to a force majeure event, or alteration of the business nature, forcing a reduction in the number of employees, and those employees cannot be reassigned to other suitable positions, or the employee is incapable of performing the tasks assigned. The Company has estimated its possible severance payments of approximately $22,000 and $10,000   as of May 31, 2020 and August 31, 2019, respectively, which have not been reflected in its consolidated financial statements, because it is more likely than not that this will not be paid or incurred.

9. SUBSEQUENT EVENTS

From May 2019 through August, 2020, the Company entered into various short-term loan agreements with LCHD, and borrowed from LCHD additional amount totaled $841,971. The loans are unsecured, bear interest at 8% per annum, and are due on various dates through August 2021.

On August 17, 2020 (the “Closing Date”), LCHD, a Nevada corporation through its wholly-owned subsidiary JFB Internet Service Limited, a company incorporated and existing under the laws of Hong Kong (the “Buyer”), acquired all of the issued and outstanding capital stock (the “Acquisition”) of NPI pursuant to the terms and conditions of that a Stock Purchase Agreement, dated as of the Closing Date (the “Purchase Agreement”), among LCHD, the Buyer, NPI and the selling shareholders of NPI.

As a result of the Acquisition, LCHD now owns, indirectly through the Buyer, 100% of NPI.

The aggregate purchase price for the Acquisition was $4,850,000, less certain discounts, expenses and reductions for outstanding NPI debt owed to LCHD and/or its affiliates, resulting in a net purchase price of $3,506,042, payable in 8,415,111 shares of LCHD’s common stock to the Sellers in accordance with their respective pro rata percentage.

F-21